UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 10, 2005

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 10, 2005, Potlatch Corporation issued the following press release:

“Spokane, WA – Potlatch Corporation (NYSE:PCH) announced today that its Board of Directors will propose to stockholders an amendment to the company’s certificate of incorporation to eliminate time-phased voting rights for Potlatch’s common stock.

The company’s stockholders will vote on the proposal at the Potlatch 2005 Annual Meeting to be held in May 2005.

Currently, the company’s certificate of incorporation provides for time-phased voting, in which stockholders who beneficially own their shares for at least 48 consecutive calendar months are entitled to four votes per share and other stockholders are entitled to one vote per share, subject to certain exceptions and conditions. Time-phased voting will apply to the stockholder vote on the proposal. Passage will require the vote of a majority of the voting power of the outstanding common stock. If the company’s stockholders approve the proposed amendment, all stockholders would be entitled to one vote per share on all matters.

“The Board has periodically considered the merits of time-phased voting since it was adopted by our stockholders in 1985,” said Penn Siegel, Potlatch Chairman and Chief Executive Officer. “The Board believes that time-phased voting has served our company well in helping to place the focus on the long-term best interests of Potlatch and its stockholders and in protecting the company’s stockholders against unfair takeover attempts during the cyclical downturns inherent in our business. Although these are important considerations, the Board acknowledges the sentiment, particularly among institutional stockholders, in favor of a one-share, one-vote system. In reviewing the advantages and disadvantages of time-phased voting again this year, the Board has decided that this is an appropriate time to propose the elimination of time-phased voting.”

Mr. Siegel further noted that, “the Board believes that it can achieve its objective to protect stockholders against unfair takeover attempts through other means such as through the adoption of a stockholder rights plan, which the Board currently plans to implement if stockholders vote to approve the proposal.”

Potlatch is a diversified forest products company with timberlands in Arkansas, Idaho and Minnesota.

This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management’s best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. The company’s actual results could differ materially from those expressed or implied by forward-looking statements. The company disclaims any intent or obligation to update these forward-looking statements.

Potlatch intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with its 2005 Annual Meeting. Potlatch urges investors and stockholders to read the proxy statement because it will contain important information about the matters to be voted on at that meeting. Potlatch and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2005 Annual Meeting. Information concerning the interests of Potlatch’s executive officers and directors in Potlatch, including their ownership of Potlatch common stock, is contained in its

Proxy Statement for its Annual Meeting of Stockholders held on May 3, 2004, and will be contained in the proxy statement for Potlatch’s upcoming annual meeting when the proxy statement becomes available. Copies of Potlatch’s proxy statements and other relevant documents may be obtained without charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of documents filed by Potlatch with the SEC by contacting Potlatch Corporation, Attention Mac Ryerse, Corporate Secretary, 601 West Riverside Ave., Suite 1100, Spokane, Washington 99201, (509) 835-1500.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2005

POTLATCH CORPORATION

By:	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse
Corporate Secretary